(j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 138 to the Registration Statement (Form N-1A, No. 811-05629) for Voya Global Perspectives® Portfolio, Voya Retirement Conservative Portfolio, Voya Retirement Growth Portfolio, Voya Retirement Moderate Growth Portfolio, Voya Retirement Moderate Portfolio, Voya Government Liquid Assets Portfolio, VY® Clarion Global Real Estate Portfolio, VY® Invesco Growth and Income Portfolio, VY® JPMorgan Emerging Markets Equity Portfolio, VY® Morgan Stanley Global Franchise Portfolio, VY® T. Rowe Price Capital Appreciation Portfolio, VY® T. Rowe Price Equity Income Portfolio, VY® T. Rowe Price International Stock Portfolio, Voya High Yield Portfolio, Voya Large Cap Growth Portfolio, Voya Large Cap Value Portfolio, Voya Limited Maturity Bond Portfolio, Voya U.S. Stock Index Portfolio, VY® Clarion Real Estate Portfolio, VY® JPMorgan Small Cap Core Equity Portfolio, VY® BlackRock Inflation Protected Bond Portfolio, and Voya Balanced Income Portfolio.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 22, 2020